UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2006 (July 18, 2006)
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Commission file number	Exact name of Registrant as specified in its charter, State of incorporation, Address and Telephone number	IRS Employer Identification No.
1-14766	Energy East Corporation (Incorporated in New York) 52 Farm View Drive New Gloucester, Maine 04260-5116 (207) 688-6300 www.energyeast.com	14-1798693

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On July 18, 2006, Energy East Corporation (“Energy East”) entered into an underwriting agreement (“Underwriting Agreement”) with Banc of America Securities LLC and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein.  Pursuant to the Underwriting Agreement, Energy East is issuing $250,000,000 aggregate principal amount of its 6.75% Notes due July 15, 2036 (the “Notes”).  The terms of the Notes are set forth in an Indenture dated as of August 31, 2000, between Energy East and JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), as trustee, as supplemented by the Eighth Supplemental Indenture dated as of July 24, 2006.

The Underwriting Agreement, the Eighth Supplemental Indenture, opinion of Counsel to Energy East and the computation of ratio of earnings to fixed charges are filed as exhibits hereto and incorporated herein by reference.  The form of Note is included as Exhibit A to the form of Eighth Supplemental Indenture.

The Notes are being offered and sold pursuant to the Prospectus Supplement, dated July 18, 2006, to the Prospectus, dated July 24, 2003, filed as part of the Registration Statement on Form S-3 (File No. 333-106292), which was declared effective by the Securities and Exchange Commission on July 24, 2003.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated July 18, 2006, among Energy East, Banc of America Securities LLC and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein.

4.1	Eighth Supplemental Indenture dated July 24, 2006 between Energy East and JPMorgan Chase Bank, N.A., relating to the Notes.

4.2	Form of Note (included as Exhibit A to the Form of Eighth Supplemental Indenture filed under Exhibit 4.1 above.

5.1	Opinion of LeBoeuf, Lamb, Greene & MacRae LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of LeBoeuf, Lamb, Greene & MacRae LLP (included in Exhibit 5.1 above).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2006	ENERGY EAST CORPORATION (Registrant) By: /s/ Robert D. Kump Robert D. Kump Vice President, Controller & Chief Accounting Officer